UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 14, 2015

Dominion Midstream Partners, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36684	46-5135781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 14, 2015, Dominion Midstream Partners, LP (the “Partnership”) and Iroquois GP Holding Company, LLC, a wholly-owned subsidiary of the Partnership (“Iroquois Holding”), entered into a Contribution Agreement (the “NG Contribution Agreement”) with North East Transmission Co., Inc. (“NETCO”) and National Grid IGTS Corp. (“IGTS” and, together with NETCO, “NG”) and a Contribution Agreement (the “NJNR Contribution Agreement” and, together with the NG Contribution Agreement, the “Contribution Agreements”) with NJNR Pipeline Company ( “NJNR”).

Pursuant to the Contribution Agreements, at the closing thereunder (which is to occur at approximately the same time under both Contribution Agreements):

•	NG and NJNR will contribute to the Partnership, and the Partnership will accept from NG and NJNR, a 20.4% partnership interest and a 5.53% partnership interest, respectively, in Iroquois Gas Transmission System, L.P., a Delaware limited partnership (“Iroquois”); and

•	in exchange for the Iroquois partnership interests, the Partnership will issue (i) 6,783,373 common units representing limited partner interests in the Partnership (“Common Units”) to NG and (ii) 1,838,932 Common Units to NJNR

(such contributions of Iroquois partnership interests and issuances of Common Units in exchange therefor being referred to individually as a “Transaction” and collectively as the “Transactions”). The aggregate value of the Common Units to be issued to NG in the Transactions is approximately $225.4 million and the aggregate value of the Common Units to be issued to NJNR in the Transactions is approximately $61.1 million, with such amounts determined as provided in the Contribution Agreements.

NG and NJNR have agreed to certain transfer restrictions applicable to the Common Units to be issued to such parties, including, with limited exceptions, a one-year lockup period following the closing of the Transactions. The Partnership has agreed to grant to NG and NJNR certain registration rights and piggyback registration rights with respect to future offerings of Common Units by the Partnership.

The registration rights agreements which we expect to enter into at closing will require the Partnership to register the Common Units to be issued in the Transactions for resale when the Partnership becomes eligible to file a registration statement on Form S-3, but will not change the lockup periods to which NG and NJNR will be subject. These registration rights agreements will also include provisions dealing with holdback agreements, indemnification and contribution and allocation of expenses. These registration rights will be transferable to affiliates and, in certain circumstances, to third parties.

The closing of each of the Transactions is conditioned upon the closing of the other, as well as upon clearance under the Hart-Scott-Rodino Act and other customary closing conditions.

No market issuance of Common Units is planned in connection with the Transactions.

Iroquois is a Delaware limited partnership that owns and operates a 416-mile, FERC-regulated natural gas transmission pipeline that extends from the Canada-United States border near Waddington, New York through the states of New York and Connecticut to South Commack, NY on Long Island and Hunts Point, NY in the Bronx. It was formed in 1985 and commenced full operations in 1992. Dominion Gas Holdings, LLC, a wholly-owned subsidiary of Dominion Resources, Inc. (“Dominion”) and an affiliate of the Partnership, indirectly holds a 24.72% partnership interest in Iroquois.

A copy of the NG Contribution Agreement, which includes as an exhibit the form of the registration rights agreement that the Partnership has agreed to enter into with NG, is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

A copy of the NJNR Contribution Agreement, which includes as an exhibit the form of the registration rights agreement that the Partnership has agreed to enter into with NJNR, is attached as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreements and the forms of the registration rights agreements which are attached as exhibits thereto, all of which are incorporated in this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description in Item 1.01 above of the issuances by the Partnership of Common Units in connection with the consummation of the Transactions is incorporated herein by reference. The Contribution Agreements provide for an issuance of equity securities in a transaction that will not be registered under the Securities Act, but will be undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act.

Forward-Looking Statements

This report includes certain forward-looking information that is subject to various risks and uncertainties. Words such as “expect,” “target,” “would,” “will,” “anticipate,” “believe,” “estimate,” “intend,” “may,” “plan,” “predict,” “project,” “should” and similar terms and phrases are used to identify forward-looking statements. A number of factors that could cause actual results to differ from those in the forward-looking statements are identified in Dominion Midstream’s reports under the Securities Exchange Act of 1934, as amended, filed with the SEC. You are referred to those discussions for further information. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

2.1	Contribution Agreement by and among North East Transmission Co., Inc., National Grid IGTS Corp., Dominion Midstream Partners, LP and Iroquois GP Holding Company, LLC, dated as August 14, 2015 *

2.2	Contribution Agreement by and among NJNR Pipeline Company, Dominion Midstream Partners, LP and Iroquois GP Holding Company, LLC, dated as August 14, 2015 *

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC, its general partner

/s/ Mark O. Webb
Name:	Mark O. Webb
Title:	Vice President and General Counsel

Date: August 17, 2015